Exhibit 10.3

PANOLAM INDUSTRIES INTERNATIONAL, INC.

SECOND AMENDMENT TO CREDIT AGREEMENT

This SECOND AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is dated as of March 1, 2006 and entered into by and among Panolam Industries International, Inc., a Delaware corporation, as successor by merger to PIH Acquisition Co. (“Company”), Panolam Holdings II Co., a Delaware corporation (“Holdings”), Credit Suisse, Cayman Islands Branch, as administrative agent for Lenders (“Administrative Agent”), and, solely for purposes of Section 5 hereof, the Credit Support Parties (as defined in Section 5 hereof) listed on the signature pages hereof, and is made with reference to that certain Credit Agreement dated as of September 30, 2005 by and among Company, Holdings, Lenders, Jefferies & Company, Inc., as syndication agent for Lenders and Administrative Agent, as amended by that certain First Amendment to Credit Agreement and Waiver dated February 27, 2006 (as so amended, the “Credit Agreement”). Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Credit Agreement.

RECITALS

WHEREAS, subsection 2.1 A(iv) of the Credit Agreement permits Company to increase the then effective aggregate principal amount of the Term Loan Commitments in an aggregate principal amount of up to $80,000,000, provided that certain terms and conditions are met;

WHEREAS, Company has elected to exercise its option under subsection 2.1A(iv) of the Credit Agreement to increase the aggregate principal amount of the Term Loan Commitments by an aggregate principal amount of $80,000,000 (the “Increased Term Loans”), subject to the terms and conditions of subsection 2.1A(iv);

WHEREAS, certain Lenders have agreed to make the Increased Term Loans to Company in an aggregate amount of $80,000,000;

WHEREAS, pursuant to subsection 2.1A(iv) of the Credit Agreement, Company and Administrative Agent are authorized to amend the Credit Agreement without the consent of the Lenders to the extent necessary to give effect to the Increased Term Loans;

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

Section 1.      AMENDMENTS TO THE CREDIT AGREEMENT

A.        Subsection 2.1A(i) of the Credit Agreement is hereby amended by deleting the phrase “and the aggregate amount of the Term Loan Commitments is $135,000,000” therefrom in its entirety and substituting the following therefor: “and the aggregate amount of the Term Loan Commitments (after giving effect to the Second Amendment to this Agreement, dated as of March 1, 2006, in connection with which Company exercised its option under subsection 2.1A(iv) to increase the Term Loan Commitments by $80,000,000) is $215,000,000.”

B.        Subsection 2.4A of the Credit Agreement is hereby amended by deleting the table contained therein in its entirety and substituting the following therefor (it being agreed that scheduled repayments of the Term Loans that were funded on the Closing Date are not reduced hereby):

Date	Scheduled Repayment

December 31, 2005	$337,500

March 31, 2006	$538,001
June 30, 2006	$538,001
September 30, 2006	$538,001
December 31, 2006	$538,001

March 31, 2007	$538,001
June 30, 2007	$538,001
September 30, 2007	$538,001
December 31, 2007	$538,001

March 31, 2008	$538,001
June 30, 2008	$538,001
September 30, 2008	$538,001
December 31, 2008	$538,001

March 31, 2009	$538,001
June 30, 2009	$538,001
September 30, 2009	$538,001
December 31, 2009	$538,001

March 31, 2010	$538,001
June 30, 2010	$538,001
September 30, 2010	$538,001
December 31, 2010	$538,001

March 31, 2011	$538,001
June 30, 2011	$538,001
September 30, 2011	$538,001
December 31, 2011	$538,001

March 31, 2012	$538,001
June 30, 2012	$538,001
September 30, 2012	$200,674,474

Total	$215,000,000

Section 2.      CONDITIONS TO EFFECTIVENESS

The effectiveness of this Amendment is subject to the fulfillment, in a manner satisfactory to Administrative Agent, of each of the following conditions precedent (the date such conditions are fulfilled or waived by Administrative Agent is hereafter referred to as the “Second Amendment Effective Date”):

A.        On or before the Second Amendment Effective Date, Company shall deliver to Administrative Agent copies of this Amendment, executed by Company and each Credit Support Party.

B.        On or before the Second Amendment Effective Date, Administrative Agent shall have executed copies of this Amendment.

C.        On or before the Second Amendment Effective Date, new or existing Lenders shall have made, and Administrative Agent and Company shall have accepted, additional Term Loan Commitments in an aggregate amount of $80,000,000.

D.        Administrative Agent shall be satisfied that all terms and conditions set forth in subsection 2.1A(iv) of the Credit Agreement shall have been complied with.

Section 3.      EXPENSES

Without limiting any obligation of Company to reimburse the expenses pursuant to the terms of the Loan Documents, Company hereby agrees that on or before the Second Amendment Effective Date, Company shall reimburse Administrative Agent for any and all reasonable out of pocket expenses (including reasonable attorneys’ fees) incurred by Administrative Agent in connection with this Amendment and the matters related hereto.

Section 4.      COMPANY’S AND HOLDINGS’ REPRESENTATIONS AND WARRANTIES

In order to induce Administrative Agent to enter into this Amendment and to amend the Credit Agreement in the manner provided herein, Company and Holdings represent and warrant to Administrative Agent and each Lender the following:

A.        Corporate Power and Authority. Company and Holdings have all requisite corporate power and authority to enter into this Amendment and to carry out the transactions contemplated by, and perform their obligations under, the Credit Agreement as amended by this Amendment (the “Amended Agreement”).

B.        Authorization of Agreements. The execution and delivery of this Amendment and the performance of the Amended Agreement have been duly authorized by all necessary corporate action on the part of Company and Holdings.

C.        No Conflict. The execution and delivery by Company and Holdings of this Amendment do not and will not (i) violate any provision of any law or any governmental rule or regulation applicable to Company or any other Loan Party, the Organizational Documents of Company or any other Loan Party or any order, judgment or decree of any court or other agency of government binding on Company or any other Loan Party, (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of Company or any other Loan Party, (iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of Company or any other Loan Party (other than Liens created under any of the Loan Documents in favor of Administrative Agent on behalf of Lenders), or (iv) require any approval of stockholders or any approval or consent of any Person under any Contractual Obligation of Company or any other Loan Party, except for such approvals or consents which will be obtained on or before each of the Second Amendment Effective Date and except, in each case, to the extent such violation, conflict, Lien or failure to obtain such approval or consent could not reasonably be expected to have a Material Adverse Effect.

D.        Governmental Consents. The execution and delivery by Company and Holdings and the performance by Company and Holdings of the Amended Agreement do not and will not require any Governmental Authorization.

E.         Binding Obligation. This Amendment has been duly executed and delivered by Company and Holdings and this Amendment and the Amended Agreement are the legally valid and binding obligations of Company and Holdings, enforceable against Company and Holdings in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability.

F.         Incorporation of Representations and Warranties From Credit Agreement. The representations and warranties contained in Section 5 of the Credit Agreement are and will be true, correct and complete in all material respects on and as of each of the Second Amendment Effective Date to the same extent as though made on and as of each such date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date.

G.        Absence of Default. No event has occurred and is continuing or will result from the consummation of the transactions contemplated by this Amendment that would constitute an Event of Default or a Potential Event of Default, except as shall be waived hereby.

H.        Senior Debt; Subordination. The Increased Term Loans and the other Obligations constitute “Senior Debt” under the Senior Subordinated Note Indenture. The incurrence of the Increased Term Loans will not cause any portion of the Obligations (including the Increased Term Loans) to lose the benefit of subordination provisions, if any, existing for the benefit of the Obligations immediately prior to the issuance of the Increased Term Loans.

Section 5.      ACKNOWLEDGEMENT AND CONSENT

Holdings, each Guarantor (as defined in the Guaranties) and each Grantor (as defined in the Security Agreement) (such Guarantors and Grantors together with Holdings, the “Credit Support Parties”) each hereby acknowledges and agrees that the Guaranties and

Collateral Documents (each, a “Credit Support Document”) to which it is a party or otherwise bound shall continue in full force and effect and that all of its obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Amendment. Each Credit Support Party represents and warrants that all representations and warranties contained in the Amended Agreement and the Credit Support Documents to which it is a party or otherwise bound are true, correct and complete in all material respects on and as of the Second Amendment Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date.

Each Credit Support Party acknowledges and agrees that (i) notwithstanding the conditions to effectiveness set forth in this Amendment, such Credit Support Party is not required by the terms of the Credit Agreement or any other Loan Document to consent to the amendments to the Credit Agreement effected pursuant to this Amendment and (ii) nothing in the Credit Agreement, this Amendment or any other Loan Document shall be deemed to require the consent of such Credit Support Party to any future amendments to the Credit Agreement.

Section 6.      MISCELLANEOUS

A.        Reference to and Effect on the Credit Agreement and the Other Loan Documents.

(i)        On and after each of the Second Amendment Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof, “herein” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the “Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement, as amended hereby as of such date.

(ii)       Except as specifically amended by this Amendment, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

(iii)      The execution, delivery and performance of this Amendment shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of Administrative Agent or any Lender under, the Credit Agreement or any of the other Loan Documents.

B.        Fees and Expenses. Company acknowledges that all costs, fees and expenses as described in subsection 10.2 of the Credit Agreement incurred by Administrative Agent and its counsel with respect to this Amendment and the documents and transactions contemplated hereby shall be for the account of Company.

C.        Headings. Section and subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

D.        Applicable Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THAT WOULD REQUIRE APPLICATION OF ANOTHER LAW.

E.         Counterparts; Effectiveness. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. This Amendment (other than (i) the provisions of Sections 1 and 2 hereof, the effectiveness of which is governed by Section 3 hereof, and (ii) the provisions of Section 5 hereof, which shall become effective upon execution of a counterpart hereof by each of the Credit Support Parties) shall become effective upon the execution of a counterpart hereof by Company, Holdings and Administrative Agent and receipt by Company and Administrative Agent of written or telephonic notification of such execution and authorization of delivery thereof.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

PANOLAM INDUSTRIES INTERNATIONAL, INC.

By:	/s/ Robert J. Muller, Jr.
Name:	Robert J. Muller
Title:	Chairman, President & CEO

PANOLAM HOLDINGS II CO.

By:	/s/ Robert J. Muller, Jr.
Name:	Robert J. Muller
Title:	Chairman, President & CEO

For purposes of Section 5 only, as a Credit Support Party:

PANOLAM INDUSTRIES, INC. PIONEER PLASTICS CORPORATION

By:	/s/ Robert J. Muller, Jr.
Name:	Robert J. Muller
Title:	Chairman, President & CEO

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CREDIT SUISSE, Cayman Islands Branch, as Administrative Agent

By:	/s/ William O’Daly
Name:	William O’Daly
Title:	Director

By:	/s/ Rianka Mohan
Name:	Rianka Mohan
Title:	Associate

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